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                                   EX-99.B14(c)


PROTOTYPE MONEY PURCHASE PENSION PLAN ADOPTION AGREEMENT

The undersigned employer(s) - **SAVE UNDER CLIENT #.ADP IN INSTITUION DIRECTORY**, hereinafter referred to as the "Employer", hereby adopts the

______________
Non-Standard Prototype Money Purchase Pension Plan and Trust.

1.   EMPLOYER TAX IDENTIFICATION NUMBER ____________________.

2.   The EFFECTIVE DATE of the Plan shall be _______________.

3.   The EFFECTIVE DATE of this amendment __________________.

4.   The ANNIVERSARY DATE of the Plan shall be _____________.

5.   The ENTRY DATE(S) of the Plan:

     5.1  ________________ shall be the first Entry Date.

     5.2  ________________ shall be the second Entry Date.

     5.3       Other:_______________________________________.

     (The Entry Date(s) may not postpone entry into the Plan later than the earlier of (a) the first day of the Plan Year beginning after the date on which an Employee satisfies the requirements of Section 6 below, or (b) the date 6 months after the date such requirements were satisfied).

6. ELIGIBILITY REQUIREMENTS - Each Employee will be eligible to participate in this Plan in accordance with Section 5 of this Adoption Agreement, except the following:

     6.1 / / Employees who have not attained the age of ___ (cannot exceed 21).

     6.2 / / Employees who have not completed ___ Year(s) of Service (cannot exceed 1 year unless the Plan provides a nonforfeitable right to 100% of the Participant's account balance derived from Employer contributions after not more than 2 Years of Service, in which case, up to 2 years is permissible. If the Year(s) of Service selected is, or includes, a fractional year, an Employee will not be required to complete any specified Hours of Service to receive credit for such fractional year.).


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     6.3       / /   Employees included in a unit of Employees covered by a
               collective bargaining agreement between the Employer and Employee Representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee Representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

     6.4 / / Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

     6.5       / /  a salaried employee.


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     6.6       / /  an hourly employee.

     6.7       / /  a commissioned salesperson.

     6.8       / /  Other:___________________________________________.

     The term "Employee" shall include all Employees of this Employer and any other employer aggregated with this Employer under Internal Revenue Code
     Section 414(b), (c) or (m) and individuals required to be considered Employees or any such Employer under Code Section 414(n) or under regulations under Code Section 414(o).

7.   COMPENSATION shall mean all of each Participant's:

     7.1       / /  W-2 earnings

     7.2 / / Compensation (as that term is defined in Section 415(c)(3) of the Code)

     which is actually paid to the Participant during:

     7.3       / /  The Plan Year.

     7.4       / /  The taxable year ending with or within the Plan Year.

     7.5       / /  The Limitation Year ending with or within the Plan Year.

     Compensation:

     7.6       / /  Shall include.

     7.7       / /  Shall not include.

     Employer contributions made pursuant to a salary reduction agreement which are not includable in the gross income of the employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

     Compensation shall exclude:


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     7.8       / /  Basic Salary.

     7.9       / /  Basic Hourly.

     7.10      / /  Commissions.


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     7.11      / /  Bonuses.

     7.12     / /  Other: _______________________________________________.

     The exclusions shall not apply if the Plan utilizes Permitted Disparity or in determining minimum benefits and contributions.

8.   NORMAL RETIREMENT AGE shall mean:

     The later of age _____ (not to exceed age 65) or the _____ (not to exceed
     5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

9.   VESTING

     If a Participant terminates prior to Normal Retirement Age he shall receive a percentage of his Accrued Benefit according to the vesting schedule checked below:

     9.1       / /  One Hundred Percent schedule -  100% at all times.

     9.2 / / Twenty Percent Schedule - 20% after the second Covered Year of Service and 20% for each additional Covered Year of Service.

     9.3       / /  Variable Schedule - Based on Covered Years of Service after
               Year:

               1 _______ 3 _______ 5 _______ 7 _______ 100%

               2 _______ 4 _______ 6 _______

          This Option 9.3 shall not be less favorable than the vesting schedules contained in Internal Revenue Code Sections 411(a)(2)(A) and (B).


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     Note:  Option 9.2 will automatically apply if and when this Plan shall become top heavy provided that Option 9.1 has not been elected and Option
     9.3 is not at least as favorable as Option 9.2.

     9.4 / / Three-Twenty Schedule - 20% after 3 Covered Years of Service and 20% for each additional Covered Year of Service.

     9.5       / /  Cliff Schedule - Full vesting after 5 Covered Years of
               Service.

     COVERED YEARS OF SERVICE for Vesting purposes shall exclude:

     9.6       / /  Years of Service before age 18.

     9.7 / / Years of Service prior to the Effective Date of the Plan or a predecessor plan.


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     9.8       / /  Years of Service in which the Employee declined to make mandatory contributions to the Plan.

     If the vesting schedule under the Plan(s) shifts in or out of the above vesting schedule for any Plan Year because of the Plan's top heavy status, such shift is an amendment to the vesting schedule and the election in
     Section 1.4 of the Plan applies.

     Notwithstanding the above, the Accrued Benefit shall become fully vested at Normal Retirement Age.

10.  CONTRIBUTIONS:

     Employer contributions will be calculated based on compensation of those Participants who are New or Active Participants who have completed a Year of Service. In the event that the Plan would fail the nondiscrimination tests under Code Sections 401(a)(26) or 410(b) if the tests were based on only these Participants, Employees credited with more than 500 Hours of Service but not a Year of Service shall be considered to be Plan Participants.

     10.1 / / The Employer hereby agrees to contribute to the Plan an amount equal to (not to exceed 25%) of Compensation.

     10.2 / / The Employer hereby agrees to contribute an amount equal to _____ % (Base Contribution Percentage, not less than 3%) of each Participant's Compensation up to the Integration Level plus
               _____ % (not less than 3% and not to exceed the Base Contribution Percentage by more than the lesser of: (1) the Base Contribution Percentage, or (2) the Money Purchase Maximum Disparity Rate) of such Participant's Excess Compensation as defined in Section 12.

          The above excess percentage rate shall not exceed the rates applicable to the Employer for old age insurance under the Social Security Act
          for such Plan Year of Compensation.   Both the taxable wage base and
          old age insurance tax rate are those in effect on the first day of the Plan Year. Such amount will be allocated directly to such Participant's Account in the same manner as calculating the contribution and no allocation shall be made under Section 11 of this Adoption Agreement.

     10.3 / / The Employer shall not make a contribution on behalf of a Participant who terminates employment with the Employer by reason other than death, disability or retirement and who is not employed with the Employer on the Anniversary Date.


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     10.4      / /  Forfeitures of Employer Contributions shall be applied to reduce the Employer's Contribution.

     10.5 / / Forfeitures of Employer Contributions shall be added to the Employer's Contribution in the year of forfeiture and allocated therewith.


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11.  ALLOCATION OF CONTRIBUTIONS:

     The Employer contribution to the Plan will be allocated among Participant
     Accounts:

     11.1      / /  Allocation based on compensation

          In the ratio which each Participant's Compensation bears to the Compensation paid to all Participants.

     11.2      / /  Allocation under permitted disparity rules

          Employer contributions for the Plan Year plus any forfeitures will be allocated to Participants' accounts as follows:

          If the Plan is Top Heavy for the Plan Year (as defined in Section 8 of the Plan document), begin at step (1), otherwise begin at step (3).

          (1) Contributions and forfeitures will be allocated to each Participant's account in the ratio that each Participant's total Compensation bears to all Participant's total Compensation, but not in excess of 3% of each Participant's Compensation.

          (2) Any contributions and forfeitures remaining after the allocation in (1) above will be allocated to each Participant's account in the ratio that each Participant's Compensation for the Plan Year in excess of the Integration level bears to the Excess Compensation of all Participants, but not in excess of 3%.

          (3) Any contributions and forfeitures (remaining after the allocation in (2) above in the case of a Top Heavy Plan) will be allocated to each Participant's account in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants' total Compensation and Compensation in excess of the Integration Level, but not in excess of the Profit Sharing Maximum Disparity Rate.

          (4) Any remaining Employer contributions or forfeitures will be allocated to each Participant's account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participant's total Compensation for that year.


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12.  EXCESS COMPENSATION SHALL MEAN COMPENSATION IN EXCESS:

     12.1 / / of the Taxable Wage Base in effect as of the beginning of the Plan Year.

     12.2      / /  of $ _____ (a dollar amount less than the Taxable Wage
               Base).

     12.3      / /  of _____ % of the Taxable Wage Base (not to exceed 100%).

13.  INDIVIDUAL INVESTMENT ACCOUNTS:

     13.1      / /  Will not be used.


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     13.2      / /  Will be used as follows:

          Each Participant will have a separate Individual Investment Account which will contain the amount allocated to the Participant Account. Each Participant will have the power to direct the investment with respect to his Individual Investment Account subject to such rules as the Administrator and the Trustee may deem necessary. Gains and losses of the Account shall accrue to such Account only.

     14.  LIMITATION YEAR shall mean each 12 consecutive month period ending on
          ___________________________.

     NOTE: A written resolution must be adopted by the Employer if the Limitation Year is other than the calendar year.

15. LIMITATION IN BENEFITS - If the Employer maintains or has ever maintained, in addition to this Plan, one or more plans which are either qualified defined benefit plans or qualified defined contribution plans other than paired plan:

     Plan #01 - Adoption Agreement 001
     Plan #02 - Adoption Agreements 001, 002, 005, 009

     in which any Participant in this Plan is (or was) a participant or could possibly become a participant, the Employer must complete this Section. The Employer must also complete this Section if it maintains a welfare benefit fund, as defined in Code Section 419(e), or an individual medical account, as defined in Code Section 415(l)(2) under which amounts are treated as annual additions with respect to any Participant in this Plan.

     If any Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

     15.1 / / The provisions of Section 5.5 (B) of the Plan will apply as if the other plan were a master or prototype plan.

     15.2 / / The total Annual Additions will be limited to the maximum permissible amount and excess amounts will be reduced in a manner that precludes Employer discretion, as follows:


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     15.3      / /  If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer, the benefits under the plans will be limited as follows (this method must preclude Employer discretion):


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16.  MINIMUM CONTRIBUTION FOR TOP HEAVY PLAN - If the Employer maintains one or more defined benefit plans in which a Participant participates in addition to this Plan and does not maintain any other defined contribution plans in which a Participant participates, the minimum benefit requirement applicable to Top Heavy Plans shall be met under this Plan.

     If the minimum benefit requirement is met under this Plan, the additional minimum benefit:

     16.1      / /  Shall be provided.

     16.2      / /  Shall not be provided.

17.  YEAR OF SERVICE shall mean:

     17.1      / /  1000 Hours of Service.

     17.2      / /  _____ Hours of Service (less than 1000 Hours of Service).

18.  PREDECESSOR EMPLOYER - Service with the following Predecessor Employer(s):



     shall be counted for purposes of:

     18.1      / /  eligibility Years of Service.

     18.2      / /  vesting (Covered Years of Service).

19.  ADMINISTRATOR shall mean:

     19.1      / /  The Employer.

     19.2      / /  Individuals specified in item 23 below.

20.  OTHER BENEFITS

     20.1 / / Early Retirement Benefit (fully vested): Subject to the Joint and Survivor Annuity requirements, any Participant may retire and receive the


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               entire amount in his Participant Account provided he has attained age ____ and has at least ____________ Covered Years of Service.

21. ACTUARIAL EQUIVALENT - For purposes of establishing present value to compute the top heavy ratio, benefit payments shall be discounted only for mortality and interest based on the following:

     21.1      / /  Pre-Retirement Interest Rate ___ %.


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     21.2      / /  Post-Retirement Mortality Table _______ with _______ %
               interest.

22. PARTICIPATING AFFILIATES - Each Affiliate (i.e., each member of a controlled group of corporations, commonly controlled group of trades or businesses, or an affiliated service group within the meaning of section 414 of the Code) must adopt this Plan as a Participating Affiliate. [Attach additional signature pages if there is more than one Participating Affiliate.

     Participating Affiliate Name ____________________ Employer I.D.__________

     Address__________________________________________ Taxable Year___________

     By______________________________________ Title____________ Date__________

23. ADMINISTRATOR - If Option 19.2 is elected the following named individuals shall serve as Plan Administrator.

     Signature by the Administrator (if other than the Employer) is in acknowledgment of acceptance of appointment as Administrator.

     Administrator(s) Name(s)                Signature(s):







24. Appointment of Trustee - Signature by the Trustee is in acknowledgment of acceptance of appointment.

     Trustee Name(s):                        Signature(s):







25.  ADOPTION AGREEMENT USAGE

     This Adoption Agreement is only to be used with basic Defined Contribution Plan document 02.


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     The Adopting Employer may not rely on the opinion letter issued by the
     National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to qualification, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

     Failure of the Employer to properly complete this Adoption Agreement may result in the disqualification of this Plan.


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26.  SPONSORING ORGANIZATION - The Sponsoring organization or its authorized representative
     identified below will inform the adopting employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

     The organization sponsoring this Plan is

                                                                           .

     The authorized representative of the sponsoring organization is

                                                                           .

The Employer represents that the legal and tax aspects of this Plan and Trust have been duly considered and passed upon by its attorney and/or tax advisor who has determined that it is suitable and has been properly completed and adopted.


ADOPTION FOR THE EMPLOYER



Signature                                                        Title
                                                                           Date


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